Exhibit 99.B(p)(9)

Appendix H

TOCQUEVILLE ASSET MANAGEMENT L.P.

CODE OF ETHICS

Tocqueville Asset Management L.P. (the “Adviser” or “Tocqueville”) has adopted this Code of Ethics (the “Code”) to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 204A-1 of the Investment Advisers Act of 1940, as amended (“Advisers Act”), and Rule 17j-1(b)(1) under the Investment Company Act of 1940, as amended (the “1940 Act”).

High ethical standards are essential for the success of Tocqueville and to maintain the confidence of its clients.  The long-term business interests are best served by adherence to the principle that clients’ interests come first.  Further, Tocqueville and its employees have a fiduciary duty to act solely for the benefit of the Adviser’s clients (“clients”).  All the Adviser’s personnel, including directors, officers and employees (the “personnel”), are obligated to put the interests of clients before their own personal interests and must act honestly and fairly in all respects in dealings with clients.  In addition, all personnel are required to comply with all federal securities laws.

This Code contains provisions designed to prevent improper personal trading, identify conflicts of interest and provide a means to resolve any actual or potential conflicts in favor of clients.  Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment by Tocqueville.  If personnel have any doubt as to the propriety of any activity, they should consult with the Chief Compliance Officer (“CCO”) or his designee, who is charged with the administration of this Code.  As noted herein, personnel are obligated to promptly report to the CCO any Code exceptions or violations of which they have knowledge.  Any person reporting a violation of this Code in good faith will be protected against reprisals.

I.                                         DEFINITIONS

A.                                   An “Access Person” means any Covered Person who (i) has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding portfolio holdings of any Reportable Fund; or (ii) is involved in making securities recommendations to clients (which in accordance with SEC interpretation includes selecting securities on behalf of clients); or (iii) is involved in researching or analyzing securities or who has access to such recommendations or research that are nonpublic.  Access Persons include Advisory Persons and Portfolio Managers of the Adviser.  For purposes of this Code, all Covered Persons (officers, directors, partners and employees of Tocqueville) as well as temporary interns and certain third-party consultants are deemed Access Persons.

B.                                     An “Advisory Person” means any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to any client account with regard to the purchase or sale of securities by the client account.  “Advisory Person” also refers to any employee of the Adviser (or of any company in a control relationship to the Adviser):

(i) whose functions relate to the making of any recommendations with respect to purchases or sales of securities on behalf of client accounts (as defined below) or who, in connection with his or her regular functions or duties, makes, participates in or obtains nonpublic information concerning recommendations regarding the purchase or sale of securities by the Adviser; or

(ii) who, in connection with his or her regular functions or duties, makes, participates in or obtains nonpublic information regarding the purchase or sale of securities on behalf of client accounts, or any such person who has nonpublic information regarding the portfolio holdings of any Reportable Fund (as defined below).

C.                                     “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

D.                                    A “Portfolio Manager” means any person or persons with the direct responsibility and authority to make investment decisions affecting client accounts.

E.                                      “Covered Person” means any partner, officer, director or employee of Tocqueville and any other person who provides advice on behalf of Tocqueville and is subject to Tocqueville’s supervision and control (i.e., any supervised person of Tocqueville).

F.                                      “Beneficial Ownership” includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect financial interest, other than the receipt of an advisory fee.  Beneficial Ownership of an account or security by an Access Person includes ownership of an account or security by:

•                                          the Access Person’s spouse (other than a legally separated or divorced spouse of the person) and minor children;

•                                          any immediate family member who lives in the Access Person’s household, including stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and adoptive relationships;

•                                          any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services; and

•                                          any partnership, corporation or other entity of which the Access Person has a 25% or greater interest or exercises effective control.(1)

G.                                     “Client Accounts” includes all private accounts and investment companies who have entered into investment management, administrative and advisory agreements or sub-advisory agreements with Tocqueville.

H.                                    “Control” means the power to exercise a controlling influence.  Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.

(1)                    The limited partnerships and private funds for which Tocqueville serves as general partner and/or investment adviser are not deemed to be beneficially owned by an Access Person.  For purposes of this Code, the limited partnerships and private funds are deemed to be Client Accounts.

I.                                         The “Chief Compliance Officer” or “CCO” is the person designated by the Adviser to monitor overall compliance with this Code and to provide preclearance of any personal security transaction as required by this Code.  This definition includes any person who has been designated by the CCO to review items submitted pursuant to the Code.  “Compliance” includes other persons responsible for the administration of this Code.

J.                                        “Initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

K.                                    “U.S. Government entity” includes all state and local governments, their agencies and instrumentalities, and all government pension plans and other collective government funds.

L.                                      “Private placements” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or Rule 504, Rule 505 or Rule 506.

M.                                 “Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

N.                                    “Reportable Fund” means (i) any registered investment company with which Tocqueville has entered into an investment management, administrative, advisory agreement or sub-advisory agreement; or (ii) any registered investment company whose investment adviser or principal underwriter controls Tocqueville, is controlled by Tocqueville or is under common control with Tocqueville.

O.                                    “Security” means anything that is considered a “security” under the 1940 Act or the Advisers Act, except:

•                                          direct obligations of the U.S. Government;

•                                          bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements;

•                                          shares of open-end investment companies that are registered under the 1940 Act (mutual funds) other than shares of Reportable Funds and exchange-traded funds (UIT and open-end ETFs);

•                                          shares of mutual funds offered through 529 plans.

This is a very broad definition of security.  It includes most kinds of investment instruments, including things that you might not ordinarily think of as “securities,” such as:

•                                          shares issued by exchange-traded funds.

•                                          futures and options contracts on securities, on indexes and on currencies.

•                                          investments in all kinds of limited partnerships.

•                                          investments in foreign unit trusts and foreign mutual funds.

•                                          investments in private investment funds, private placements and hedge funds.

If you have any question or doubt as to whether an investment is considered a security under this Code, ask the CCO.

P.                                      A security is “being considered for purchase or sale” when a decision to purchase or sell the security has been made and communicated and, with respect to the person making the decision, when such person seriously considers making such a recommendation or selection.

II.                                     EXCEPTIONS

Any person who, would otherwise be deemed an “Access Person,” “Advisory Person” or “Portfolio Manager” under this Code, is required to and does adhere to the code of ethics of another investment adviser, sub-adviser, administrator or broker-dealer substantially in conformity with the requirements of Rule 17j-1 under the 1940 Act or Rule 204A-1 under the Advisers Act shall be exempt from the requirements and procedures of this Code. Such exemption is contingent on the compliance officer of any such other investment adviser, sub-adviser, administrator, or broker-dealer (i) filing an annual certification with the Adviser stating that such entity has adopted or approved the continuation of its code of ethics and (ii) notifying the Compliance Officer of the Adviser of any violation of such entity’s code of ethics upon actual knowledge by such compliance officer that a violation has occurred.  For the purpose of clarity, employees of the affiliated broker-dealer of the Adviser (Tocqueville Securities L.P. or “TSLP”) are subject to the code of ethics of the broker-dealer and therefore exempt from the provisions of this Code.

III.                                 RESTRICTIONS ON AND PRECLEARANCE OF PERSONAL INVESTING ACTIVITIES

A.                                   Transactions in Securities on the Restricted List

1.                                       From time to time, Access Persons may obtain material, non-public information or establish special or “insider” relationships with one or more issuers of securities (i.e., such Access Person may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, etc.) or the Adviser may enter into non-disclosure/confidentiality agreements with issuers of securities in which clients may invest.  As a result of these and other circumstances, the Adviser maintains a Restricted List containing the names of issuers whose securities are not eligible for purchase or sale by Access Persons and/or Client Accounts.  The Restricted List may also include issuers that have entered into an investment banking relationship with TSLP, the Adviser’s affiliated broker-dealer.  The Compliance Officer is responsible for maintaining and updating the Restricted List and will advise the Trading Desk and all Access Persons in writing when any issuer is added to or deleted from the Restricted List.

2.                                       Absent the CCO’s approval, Access Persons are prohibited from trading, either personally or on behalf of Client Accounts, in any security of an issuer appearing on the Restricted List.  In furtherance of this prohibition, the Head of Trading will place a “hold” in the Adviser’s portfolio management system on any security included on the Restricted List.

The Compliance Officer must reflect in writing his approval of any transaction in a security of an issuer appearing on the Restricted List and provide the Head of Trading with a copy of such approval.

B.                                     Preclearance

1.                                       Except as provided in sub-Section III.B.2 below, an Access Person may not, directly or indirectly, acquire or dispose of any security in which such person has (or by reason of such transaction acquires) beneficial ownership unless:

a)                                      (i) such transaction has been reviewed and pre-cleared by the CCO (Personal Trading Request Form is attached as Attachment A); (ii) if such transaction involves an option transaction, the transaction has been approved by the Adviser’s Chief Executive Officer or, in the CEO’s absence, the Access Person’s immediate supervisor prior to seeking the Compliance Officer’s approval; and (iii) the original pre-clearance form has been filed with the CCO and a copy of the pre-clearance form has been delivered to the Trading Desk prior to execution of the trade (emphasis added);

b)                                     the pre-cleared transaction is completed within 48 hours of the approval of the pre-clearance, unless written approval has been granted by the CCO for an extended period of time; and

c)                                      the Compliance Officer has not rescinded such pre-clearance prior to execution of the transaction.

The CCO will consider and grant preclearance for purchases and sales that, inter alia, are (a) not likely to disadvantage any Client Account for reasons set forth by the CCO, (b) clearly not economically related to the securities to be purchased or sold or held by a Client Account or (c) not representing any danger of the abuses prescribed by Rule 204A-1 or Rule 17j-1, but only if in each case the prospective purchaser has identified to the CCO all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by a Client Account.

2.                                       Exceptions from Preclearance

The pre-clearance required under sub-Section III.B.1. above shall not apply to:

d)                                     purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

e)                                      purchases or sales that are non-volitional on the part of the Access Person, including mergers, option assignments, recapitalizations or similar transactions;

f)                                        purchases that are part of an Automatic Investment Plan;

g)                                     purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

e)                                      transactions in shares of registered investment companies, including Reportable Funds and exchange-traded funds; and

f)                                        the following de minimus transactions (unless the transaction involves an IPO or private placement, in which case the provisions of Section III.G. or III.H. below shall govern):

(i)                                     2,000 shares or less in the aggregate, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or

(ii)                                  (A) 1,000 shares or less in the aggregate or (B) less than .001% of the issuer’s market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or

(iii)                               investment grade debt instruments valued at less than $500,000.

(iv)                              a Portfolio Manager trades uniformly and regularly with his clients and:

1.                                       the number of shares that the Portfolio Manager will buy or sell as a result of the transaction is 10% (or less) of the aggregate number of shares to be purchased or sold by such Portfolio Manager and all Client Accounts purchasing or selling on that day; and

2.                                       the trades in a particular security executed on a given trade day are aggregated in accordance with Tocqueville’s allocation and aggregation policy and the Portfolio Manager receives the same average price as his clients’ orders executed that day.

The exception set forth in this subsection (iv) reflects the recognition that it is the investment philosophy of certain Portfolio Managers that the Portfolio Manager generally own for his or her personal account(s) the same securities as his or her Clients.

C.                                     Failure to Disclose Personal Interests in a Security

1.                                       Within 10 days of commencement of employment with Tocqueville, an Access Person must disclose to the CCO, on the appropriate form, all holdings of securities (see Section V.A.).

2.                                       An Access Person shall not cause or attempt to cause Client Accounts to acquire or dispose of any security in which the Access Person has any Beneficial Ownership (including any option, warrant or other right or interest relating to such security) unless the Access Person shall first disclose to the Compliance Officer all facts reasonably necessary to assure that any conflicts of interest relating to such security are resolved in a manner that is not disadvantageous to Client Accounts.

D.                                    Depriving Client Accounts of Investment Opportunities

The failure of an Access Person to purchase or sell an investment for a Client Account so that Access Person obtains a personal benefit will be considered a course of conduct that deprives a Client Account of an investment opportunity.  Such conduct is prohibited and will result in disciplinary action.  An example of this type of prohibited conduct is to effect a personal transaction in a security and to intentionally fail to effect a suitable Client Account transaction in such security in order to avoid the appearance of a conflict of interest.  Furthermore, any attempt by an Access Person to usurp an investment opportunity intended for a Client Account is a prohibited deprivation of an investment opportunity and will result in disciplinary action.

E.                                      “Scalping” or “Front-Running”

Access Persons shall not personally acquire or dispose of a security if such acquisition or disposition is based upon the Access Person’s knowledge of actions already taken, being taken or being considered by the Adviser on behalf of any of its Client Accounts.  Such prohibited conduct will be considered a violation of the Code.  Examples of this type of prohibited conduct include:

•                                          for personal gain, an Access Person uses knowledge of a future purchase of a security for a Client Account and buys the security or acquires direct or indirect  ownership of the security before the Client Account buys the security; or

•                                          for personal gain, an Access Person uses knowledge of a future sale of a security by a Client Account and sells the security for any account with respect to which the Access Person is the direct or indirect owner before the Client Account sells the security (e.g., the Access Person sells short a security based on knowledge of a future sale of the security by a Client Account).

F.                                      Blackout Periods

Unless the prior written clearance of the Compliance Officer has been obtained or a de minimus exception otherwise applies, Access Persons are prohibited from executing a parallel securities transaction on any day during which a Client Account has a pending “buy” or “sell” order in the same (or equivalent) security of the same issuer.

G.                                     Initial Public Offerings (“IPOs”)

In general, Access Persons are prohibited from participating in IPOs. In certain limited circumstances, an Access Person may participate in an IPO after receiving the prior written approval of the CCO.

H.                                    Private Investments or Placements

Each Access Person must obtain express prior written clearance from the Compliance Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for a particular Client Account or accounts, and whether such opportunity is being offered to such Access Person by virtue of his or her position with the Adviser) for any acquisition of securities in a private investment or placement.  A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of such securities, must be maintained as required by Section VII.B.

Any express prior written approval received from the Compliance Officer shall be valid only for the period covered by the request.

I.                                         Margin Accounts

No Access Person shall open a personal Margin Account without the written approval of the Adviser’s Chief Executive Officer.

J.                                        Day Trading Prohibition

Notwithstanding any other provision of this Code, including the exceptions to the pre-clearance requirements, Access Persons are prohibited from engaging in day trading of securities.

IV.           RESTRICTIONS ON OTHER ACTIVITIES

A.                                   Solicitation or Acceptance of Gifts and Gratuities

Access Persons, on occasion, may be offered or may receive without notice, gifts from clients, brokers, vendors or other persons affiliated with such entities. In order to maintain the independence, integrity and reputation of Tocqueville, the determination as to whether it is permissible to accept such gifts will be rendered on a case-by-case basis considering the circumstance surrounding the offering, solicitation or receipt of the gift, as well as its value.

A “gift” includes any thing of value given to an Access Person in any form, including but not limited to, money, services, loan, travel, meals, entertainment, promise or discount. It may be provided in kind, or by purchase of a ticket, payment in advance or reimbursement for an expense that has been incurred.

No Access Person may solicit personal gifts of any value.

Acceptance of extraordinary or extravagant gifts is prohibited. However gifts of a nominal value (generally less than $100) may be accepted. In determining the value of a gift, the combination of two or more gifts during any twelve-month period should be viewed in the aggregate. A series of nominal gifts may collectively surpass the acceptable value threshold.

If an Access Person receives any gift, whether or not it might be prohibited under this Code, the Access Person must immediately report it to the Compliance Officer.  The Compliance Officer shall maintain a “log” of all gifts reported to him or to his designee.

Any gift that cannot be given to an Access Person is likewise impermissible when made with the knowledge and acquiescence of the Access Person to a related person or to any other person or entity, including a charitable organization, on behalf of the Access Person.

Notwithstanding the above, it is recognized that there are common situations when an Access Person may be offered or receive a thing of value which should not be considered a violation of these prohibitions. Accordingly, an Access Person may accept the following:

1.                                       any thing given by a person or entity with a family or personal relationship with the Access Person when the circumstance makes it clear that it is a personal relationship, rather than employment with the Adviser that is the primary motivation for the gift,

2.                                       presents which are modest, reasonable and customary, given on special occasions, such as birthdays, marriage, illness or retirement,

3.                                       customary business meals, entertainment and promotional items, and

4.                                       invitations to attend occasional personal, family or private events or functions.

The giving of gifts by Access Persons to clients, business associates and vendor representatives are subject to the limitations and reporting requirements noted above, except that gifts of up to $150 are considered reasonable when given to clients having a long-term relationship with the Access Person.  Gifts given, regardless of value or cost, must be reported to the CCO.  The Accounting Department shall maintain records of receipts for business gifts given by Access Persons for which reimbursement is made.  The Compliance Officer, in conjunction with the Accounting Department, shall maintain a file of gifts given.

B.                                     Outside Business Activity.

Access Persons shall notify the Compliance Officer prior to the commencement of any outside business activities; whether or not for compensation. Tocqueville generally permits employees to engage in outside business activities. However, if the proposed activity is for compensation and is determined to conflict with the Access Person’s responsibilities at Tocqueville or is deemed to be in competition with Tocqueville, the Access Person must obtain the written consent of the Chief Executive Officer and the Compliance Officer.  For this purpose, “business activity or practice” includes any service that Tocqueville currently makes available for compensation. Access Persons must annually certify whether they have or do not have any outside business activity; whether or not for compensation, and provide a list of  any and all outside activities on the form provided for such purpose. At the time of hiring, a new Access Person must report all existing outside activities.

No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Compliance Officer.  Such authorization shall be based upon a determination that such board service would be consistent with the interests of Client Accounts.  If board service of an Advisory Person is so authorized, such Advisory Person shall be isolated from the investment making decisions of any Client Account with respect to the company of which he or she is a director.  The Compliance Officer may also impose such other restrictions on Advisory Person trading or client trading in securities of that issuer.

“Selling Away”

Access Persons shall also avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with the Adviser or its Client Accounts, or which may be otherwise detrimental to the interest of the Adviser or its Client Accounts.  Such conflict may also arise from the purchase and sale for a Client Account of securities in which an officer, director or personnel of the Adviser has an economic interest. Such conflict also may arise in connection with vendor relationships in which an officer, director or personnel has a direct or indirect financial interest, family interest or other personal interest.  Such conflicts must be resolved in favor of the Adviser’s client, or if the conflict involves a vendor, in favor of the Adviser.

C.                                     Political Contributions

Tocqueville may from time to time provide or seek to provide investment supervisory services to certain government entities, which may include foreign governmental entities as well as U.S. governmental entities.  Access Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with governmental entities.  In addition, Access Persons are prohibited from considering Tocqueville’s current or anticipated business relationships as a factor in soliciting political contributions. If deemed a covered associate under Rule 206(4)-5, Access Persons must conform with Appendix U, “Policies and Procedures Relating to Political Contributions and Payments to Third Party Solicitors”.

V.                                     COMPLIANCE PROCEDURES

A.                                   Disclosure of Personal Holdings

1.                                       Initial Holdings Reports.  No later than 10 days after becoming an Access Person, the Access Person must submit to the CCO an initial holdings report containing the following information (which must be current as of a date no more than 45 days before the report is submitted) regarding the person’s securities holdings (Note: Complete the Initial Holdings Report, which is attached as Attachment B):

a)                                      the title and type of security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

b)                                     the name of any broker, dealer or bank with which the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

c)                                      the date that the report is submitted by the Access Person.

2.                                       Annual Holdings Reports.  By February 14th each year, each Access Person must submit to the CCO an annual holdings reporting containing the following information (which must be current as of a date no more than 45 days before the report is submitted) regarding the person’s securities holdings (Note: Complete the Annual Holdings Report, which is attached as Attachment C):

a)                                      the title and type of security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each security in which the Access Person had any direct or indirect Beneficial Ownership;

b)                                     the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

c)                                      the date that the report is submitted by the Access Person.

Since the definition of “security” excludes only direct obligations of the U.S. Government, money market instruments (e.g., CDs, bankers’ acceptances, commercial paper), and mutual funds (other than Reportable Funds and ETFs), Access Persons must report their holdings of shares of the Tocqueville Funds and ETFs and of any limited partnership interest or other security of any private fund or hedge fund.

Furthermore, and notwithstanding the exclusion of mutual funds from the definition of “security” under the Code, Access Persons must include in their annual holdings report information concerning their beneficial ownership of shares of all mutual funds.  This includes information about shares of mutual funds held in 401(k) plans, deferred compensation plans and 529 plans.

3.                                       Account Statements.  In lieu of providing the Initial and Annual Holdings Reports described in Sections V.A.1 and V.A.2., an Access Person may submit to the

Compliance Officer duplicate brokerage/custodian account statement(s) listing each security in which the Access Person has any direct or indirect Beneficial Ownership.  Account statements submitted to the Compliance Officer must contain the information and otherwise meet the requirements of Initial and Annual Holdings Reports set forth in Sections V.A.1 and V.A.2, and the Access Person submitting the account statements must certify that the information in the account statements is accurate.  For both reports, the information in the report must be current as of a date no more than 45 days before the report or statement is submitted to the CCO.

4.                                       Duplicate Statements. If the Access Person has a brokerage account with TSLP or an “away” brokerage account where Compliance is receiving duplicate trading confirmations and account statements, the Access Person may note “Duplicates Provided” on the holdings reports. NOTE: Compliance never receives such duplicates for investments in hedge funds or private placements.

B.                                     Exceptions to Disclosure of Personal Holdings

An Access Person need not submit any holding report (account statements) with respect to securities held in accounts over which the Access Person has no direct or indirect influence or control.

C.                                     Brokerage Accounts

It is the policy of Tocqueville, unless otherwise approved by the Chief Executive Officer, that all Access Persons maintain their brokerage accounts for beneficially owned securities with TSLP.  Each Access Person must promptly notify the Compliance Officer, as well as the Compliance Officer for TSLP, of any brokerage account, existing or opened, for the direct or indirect benefit of the Access Person (i.e., Beneficial Ownership) at a broker other than TSLP.  The Access Person must provide the name of the broker, bank or custodian with whom the account was established and include the date the account was established.  Management of Tocqueville will determine whether to permit such an “away” account.

D.                                    Transaction Reporting

For any “away” brokerage account that has been approved by management, the Access Person shall direct the broker to supply the Compliance Officer on a timely basis (i.e., so that the Adviser receives the information no later than 30 days after the end of the applicable calendar quarter), duplicate copies of trade confirmations and monthly/quarterly brokerage statements for all securities transactions.

E.                                     Review

The Compliance Officer will periodically review holdings reports, confirmations and account statements for, among other things, consistency with preclearance requests and client transactions.  In reviewing transactions, the Compliance Officer will take into account the exemptions permitted under the Code.  Before making a determination that an Access Person has committed an exception/violation, the Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction or report in question.

F.                                      Certification of Compliance

Within five days of becoming an Access Person, such person shall be provided a hardcopy of or given access to the electronic version of this Code.  Thereafter, the Compliance Officer will disseminate the Code annually, usually as a part of the Compliance Manual.  The Compliance Officer will disseminate amendments to the Code as necessary.  Each Access Person is required to certify initially and then annually (periodically, with respect to any amendments to the Code that may have been disseminated) that he or she has received or been given access to, read and understood the Compliance Manual, including the Code (and any amendments), and recognizes that he or she is subject to all policies and procedures contained therein, including the Code.  Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code (and any amendments) and, if applicable, that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

VI.           SANCTIONS

If the Compliance Officer determines that an exception or violation of this Code has occurred, he or she shall so advise management of Tocqueville and shall, in consultation with management (and counsel as necessary), impose such sanctions as may be appropriate, including, inter alia, disgorgement of profits, monetary fines, censure, suspension or termination of employment.  All exceptions to or material violations of the Code and any sanctions imposed as a result thereto shall be maintained as part of the Adviser’s records as specified below in Section VII.B.

VII.          MISCELLANEOUS

A.                                   Access Persons

The Compliance Officer will identify all Access Persons who are under a duty to make reports pursuant to this Code and will inform such persons of such duty.  Any failure by the Compliance Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

B.                                     Records

The Compliance Officer shall maintain records in the manner and extent set forth below, and these records shall be available for examination by representatives of the Securities and Exchange Commission:

1.                                       a copy of this Code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

2.                                       a record of any exception or violation of this Code and of any action taken as a result of such exception or violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the exception or violation occurs, the first two years in an appropriate office of Tocqueville;

3.                                       a copy of all written acknowledgements of the receipt of the Compliance Manual, including the Code and any amendments thereto, for each Access Person who is currently, or within the past five years was an Access Person;

4.                                       a copy of each report made pursuant to this Code and brokerage confirmations and statements submitted on behalf of Access Persons shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an appropriate office of Tocqueville;

5.                                       a list of all persons who are required, or within the past five years have been required, to make reports under the Code or who are responsible for reviewing such reports pursuant to this Code shall be maintained in an easily accessible place;

6.                                       the original of all personal trading request and pre-clearance authorization forms;

7.                                       a record of any decision and supporting reasons for pre-clearing the acquisition of securities by an Access Person; and

8.                                       a record of persons responsible for reviewing reports and a copy of reports provided pursuant to Section VII.E.

C.            Confidentiality

Pursuant to the privacy policies of Tocqueville, Access Persons are prohibited from revealing personal non-public information about the Adviser’s clients or information pertaining to the investment intentions, activities or portfolios of Client Accounts, except to persons whose responsibilities require knowledge of such information.  Likewise, such information shall not be used to further the personal interests of an Access Person. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.  Each Access Person in certifying receipt of the Compliance Manual is deemed to have executed and agreed to abide by the Confidentiality Agreement (attached as Attachment E).

Tocqueville has also adopted a policy that restricts the distribution of information with respect to the portfolio holdings of investment companies for which it serves as adviser or sub-adviser.  The policy is attached as Attachment D.

D.                                    ADV Disclosure

The Compliance Officer shall ensure that the Adviser’s Form ADV, Part 2A (Firm Brochure): (i) describes the Code and (ii) offers to provide a copy of the Code to any client or prospective client upon request.

E.                                      Code Approval and Reporting

The Board of Trustees (the “Board”) of any registered investment company advised by Tocqueville must approve this Code and any material amendments to it.  The Compliance Officer will notify the Board quarterly and prepare annually a written report that describes any issues arising under the Code since the last report, including information about exceptions to or material violations of the Code and sanctions imposed in response to such exceptions or violations.  The report must include discussion of whether any waivers that might be considered important by the Board were granted during the period.  The report must also certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

This Code shall be made available to the Board of any registered investment company for which Tocqueville is a sub-adviser.

F.                                      Waiver

The CCO has the authority to grant written waivers of the provisions of this Code in appropriate circumstances.  However, the Adviser expects that waivers will be granted only in rare instances and acknowledges that some provisions of this Code that are prescribed by SEC rules cannot be waived.  These provisions include, but are not limited to, the requirements that Access Persons file reports and obtain pre-approval of investments in IPOs and private placements.

History

Initially adopted: 11/18/86

Amended: 3/6/95, 5/25/00, 8/27/00, 11/9/00, 1/23/01, 9/19/02, 10/5/04; 12/5/05; 5/17/07; 7/13/07; 3/06/09; 12/30/11

Attachment A

TOCQUEVILLE ASSET MANAGEMENT L.P.

PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by access person prior to any personal trade):

Name:                                                                                             Date For Which You Seek Approval:

Name of the issuer/security:

Dollar amount or Number of shares:

Nature of the transaction (i.e. purchase, sale)(1):

Is this trade part of a larger order that includes Client Accounts?       Yes ☐ No ☐

If Yes, what is the total percentage of the order for your account(s)?                      %

Are you or is a member of your immediate family an officer or trustee of the issuer of the securities or any affiliate(2) of the issuer? Yes ☐ No ☐.

If yes, please describe:

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities(3).

Do you have any material nonpublic information concerning the issuer?

Yes ☐ No ☐

Do you beneficially own more than ½ of 1% of the outstanding equity securities of the issuer?

Yes ☐ No ☐

If yes, please report the total number of shares “beneficially owned”:

Are you aware of any facts regarding the proposed transaction that may be relevant to a determination as to the existence of a potential conflict of interest? (4)

Yes ☐ No ☐

If yes, please describe:

(1)     If other than market order, please describe any proposed limits.

(2)     For purposes of this question, “affiliate” includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

(3)     A “professional relationship” includes, for example, the provision of legal counsel or accounting services.  A  “business relationship” includes, for example, the provision of consulting services or insurance coverage.

(4)     Facts that would be responsive to the question include, for example, the receipt of “special favors” from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities for a Client Account.  Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Client Account might invest in securities related to the leveraged buy-out.  The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

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To the best of my knowledge and belief the answers that you have provided above are true and correct.

Signature	Date

Approval or Disapproval of Personal Trading Request (to be completed by Compliance Officer and, if applicable, CEO):

CEO/Immediate Supervisor Approval of Personal Trading Request Involving an Option Transaction:

☐                                                                 If the Personal Trading Request involves an option transaction, the CEO (or, in his absence, the immediate supervisor of the Access Person) must approve the transaction.  The following signature confirms such approval.(5)

Dated:	Signed:
Title:

Compliance Officer Approval or Disapproval of Personal Trading Request:

☐                                                                 I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary for approval of the proposed transaction have been satisfied.

☐                                                                 I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:	Signed:
Title:

(5)     PLEASE NOTE:  The Compliance Officer will not approve any option transaction that has not been approved by the Adviser’s CEO (or, in his absence, by the Access Person’s immediate supervisor).

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Attachment B

TOCQUEVILLE ASSET MANAGEMENT LP

INITIAL HOLDINGS REPORT

To:  Chief Compliance Officer

From:
(Your Name)

Date:

This Initial Holdings Report (the “Report”) is submitted pursuant to the Code of Ethics and supplies information with respect to my obligations under the Code, including information regarding securities in which I may be deemed to have, or to have had, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by a Client Account).

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

For purposes of the Report, beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

Remember to sign the certification on the reverse side of this Report.

Title of Securities	Exchange Ticker Symbol or CUSIP	Number of Shares	Principal Amount of Securities	Name of the Broker, Dealer or Bank With Whom Account in Which Securities Are Held is Maintained

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I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF ETHICS, (2) RECOGNIZE THAT I AM SUBJECT TO THE CODE OF ETHICS AND (3) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Name (Print)

Signature

Date

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Attachment C

TOCQUEVILLE ASSET MANAGEMENT LP

ANNUAL HOLDINGS REPORT

To:    Tom Pandick, Chief Compliance Officer

From:
(Your Name)

Date:

This Annual Holdings Report (the “Report”) is submitted pursuant to the Code of Ethics and supplies information with respect to my obligations under the Code, including information regarding securities in which I may be deemed to have any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by a Client Account) as of December 31, 20      .

•      If you have no holdings, note on the Report “No Holdings to report”.

•      For those accounts where Compliance routinely receives duplicate copies of brokerage/custodian statements, note on the Report “Duplicates Provided”.

•      For all other accounts, year-end brokerage/custodian statements, account statements may be substituted for the completion of this Report. Please note on the Report “See Attached” and attach copies of such statements to this Report.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics. For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

Sign the certification on the reverse side of this Report.

Title of Securities	Exchange Ticker Symbol or CUSIP	Number of Shares	Principal Amount of Securities	Name of the Broker, Dealer or Bank With Whom Account in Which Securities Are Held is Maintained

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I HEREBY CERTIFY THAT I:

(1) HAVE READ AND UNDERSTAND THE CODE OF ETHICS;

(2) RECOGNIZE THAT I AM SUBJECT TO THE CODE OF ETHICS;

(3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OF ETHICS OVER THE PAST YEAR;

(4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS OVER THE PAST YEAR, REQUIRED TO BE DISCLOSED BY THE CODE OF ETHICS;

(5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE OF ETHICS;

(6) CERTIFY THAT I HAVE NOTED ALL PERSONAL HOLDINGS IN THIS ANNUAL HOLDINGS REPORT OR HAVE ATTACHED YEAR-END ACCOUNT STATEMENTS OR HAVE PROVIDED DUPLICATE ACCOUNT STATEMENTS TO COMPLIANCE THROUGHOUT THE YEAR. I HAVE NO OTHER SECURITIES HOLDINGAS OTHER THAN THOSE SET FORTH IN THIS REPORT OR IN THE ACCOUNT STATEMENTS PROVIDED; AND,

(7) FURTHER CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED AND STATEMENTS MADE IN THIS REPORT ARE TRUE AND CORRECT.

Name (Print)

Signature

Date

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Attachment D

POLICY FOR DISCLOSURE OF PORTFOLIO HOLDINGS OF INVESTMENT COMPANIES ADVISED BY TOCQUEVILLE ASSET MANAGEMENT L.P. AND RELATED ENTITIES

Tocqueville Asset Management L.P. (“TAM”) serves as investment adviser to several registered open-end investment companies (“mutual funds”).  As a result, certain TAM employees have access to the portfolio holdings of the mutual funds.  TAM’s Code of Ethics (the “Code”) requires TAM employees to safeguard client information and proprietary information of the mutual funds.  The following policy is intended to elaborate on the Code and make clear that portfolio holdings of the mutual funds should not be distributed to any person unless:

(1)           The disclosure is in response to a regulatory request and the Chief Compliance Officer (“CCO”) of the mutual fund has authorized such disclosure;

(2)           The disclosure is to a fund rating or statistical agency or person performing similar functions where there is a legitimate business purpose for such disclosure and such entity has signed a confidentiality or similar agreement, where available, with the mutual fund or its agents and the CCO of the mutual fund has authorized such disclosure (procedures to monitor the use of non-public information by these entities may include the use of (a) annual certifications reaffirming that the entity has utilized such information in accordance with the terms of the agreement between the entity and the mutual fund or its agents or (b) the conditioning of the receipt of such information upon the entity agreeing to maintain the confidentiality of the information, along with other representations, where such representations accompany the transmittal of the information);

(3)           The disclosure is made to parties involved in the investment process, administration or custody of the mutual fund, including its board of trustees;

(4)           The disclosure is in connection with (a) a quarterly, semi-annual or annual report that is available to the public or (b) other periodic disclosure that is publicly available; or

(5)           The disclosure is made pursuant to prior written approval of the CCO of the mutual fund.

TAM shall not accept on behalf of itself, its affiliates or the mutual funds any compensation or other consideration in connection with the disclosure of portfolio holdings of the mutual funds.  Any disclosure made pursuant to Item 5 above shall be reported to the mutual fund’s board of trustees at the next quarterly meeting.

Any suspected breach of this policy should be reported immediately to the CCO and to your supervisor.

Dated:  January 30, 2004, as amended December 9, 2004

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Attachment E

TOCQUEVILLE ASSET MANAGEMENT, L.P.

EMPLOYEE CONFIDENTIALITY AGREEMENT

By making the initial and annual certifications required by Tocqueville’s Compliance Manual and the Code, I recognize and acknowledge that, as a result of my employment with Tocqueville Asset Management, L.P. (“Tocqueville”), I will become aware of and have access to confidential and proprietary information concerning Tocqueville’s services, client development and service strategy, marketing and pricing strategy, as well as non-public personal financial information pertaining to existing, future and former clients, all of which are valuable and unique assets of Tocqueville’s business.

Accordingly, by making the initial and annual certifications required by Tocqueville’s Compliance Manual and the Code, I agree that I shall protect the security and confidentiality of such information and shall not, whether during or after the term of my employment with Tocqueville, disclose such information to any person, firm, corporation, or association or any other entity for any reason except as provided for in the Tocqueville Privacy Policy and Procedures or as required by law.  Further, I understand that a violation of the Tocqueville Privacy Policy and Procedures or this Agreement may result in disciplinary action, including my dismissal.

This Agreement pertaining to the confidentiality of non-public personal information shall survive the termination or discontinuance of my employment with Tocqueville.

By making the initial and annual certifications required by Tocqueville’s Compliance Manual and the Code, I acknowledge that I have read, understand and accept the terms and requirements set forth in this Agreement, and that I have been provided a copy of this Agreement and the Tocqueville Privacy Policy and Procedures.

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